Exhibit 99.1

3003 Tasman Drive, Santa Clara, CA 95054	Contact:
www.svb.com	Meghan O'Leary
Investor Relations
For release at 1:00 P.M. (Pacific Time)	IR@SVB.com
October 20, 2022	(408) 654-6364

NASDAQ: SIVB
SVB FINANCIAL GROUP ANNOUNCES 2022 THIRD QUARTER FINANCIAL RESULTS
Board of Directors declared a quarterly dividend on Series A, B, C, D and E Preferred Stock
SANTA CLARA, Calif. — October 20, 2022 — SVB Financial Group (NASDAQ: SIVB) today announced financial results for the third quarter ended September 30, 2022.
Consolidated net income available to common stockholders for the third quarter of 2022 was $429 million, or $7.21 per diluted common share, compared to $333 million, or $5.60 per diluted common share, for the second quarter of 2022 and $365 million, or $6.24 per diluted common share, for the third quarter of 2021. Consolidated net income available to common stockholders for the nine months ended September 30, 2022 was $1.2 billion, or $20.73 per diluted common share, compared to $1.4 billion, or $25.16 per diluted common share, for the comparable 2021 period.
“We continue to see strength and momentum in our underlying business, despite persistent market challenges affecting liquidity flows to private companies, rising rates and fear of recession,” said Greg Becker, President and CEO of SVB Financial Group. “Private equity term sheets and new client additions are at all-time highs; credit quality remains strong; and the investments we've made in our four core businesses have enhanced our ability to provide strategic advice and counsel to clients, which is especially important at times like these. While the challenging environment is pressuring balance sheet and NII growth, and we expect these conditions to persist for the foreseeable future until public markets stabilize, we believe it is a matter of when, not if, the markets return. In the meantime, we are well-equipped to manage through these conditions. Once liquidity begins to return, we will be well positioned to take advantage of it. As always, we remain focused on our strategy and laying the foundation for long-term growth.”
Highlights of our third quarter of 2022 results (compared to second quarter 2022, unless otherwise noted) included:
•Average loans of $71.1 billion, an increase of $1.8 billion (or 2.6 percent).
•Period-end loans of $72.1 billion, an increase of $1.2 billion (or 1.7 percent).
•Average fixed income investment securities of $123.0 billion, a decrease of $3.7 billion (or 2.9 percent).
•Period-end fixed income investment securities of $120.0 billion, a decrease of $2.0 billion (or 1.7 percent).
•Average total client funds (on-balance sheet deposits and off-balance sheet client investment funds) decreased $18.4 billion (or 4.8 percent) to $368.3 billion, which includes a decrease in average on-balance sheet deposits of $6.7 billion (or 3.5 percent).
•Period-end total client funds decreased $25.5 billion (or 6.7 percent) to $353.7 billion, which includes a decrease in period-end on-balance sheet deposits of $11.1 billion (or 5.9 percent).
•Period-end SVB Private Assets Under Management (“AUM”) of $15.9 billion, a decrease of $652 million.
•Net interest income (fully taxable equivalent basis) of $1.2 billion, an increase of $30 million (or 2.5 percent).
•Provision for credit losses was $72 million, compared to $196 million.
•Net loan charge-offs of $15 million, or 8 basis points of average total loans (annualized) compared to $20 million, or 12 basis points.
•Noninterest income of $359 million, a decrease of $3 million (or 0.8 percent). Non-GAAP core fee income increased $30 million (or 10.5 percent) to $316 million. Non-GAAP SVB Securities revenue decreased $50 million (or 33.6 percent) to $99 million. (See non-GAAP reconciliation under the section “Use of Non-GAAP Financial Measures.”)
•Net losses on investment securities of $127 million compared to net losses of $157 million. Non-GAAP net losses on investment securities, net of noncontrolling interests, were $76 million, compared to net losses of $137 million. (See non-GAAP reconciliation under the section “Use of Non-GAAP Financial Measures.”)
•Net gains on equity warrant assets of $40 million, compared to $17 million.
•Noninterest expense of $892 million, an increase of $44 million (or 5.2 percent).

•Operating efficiency ratio of 57.3 percent, compared to 55.5 percent, due to the increase in noninterest expense, driven primarily by higher compensation and benefits expense, partially offset by an increase in net interest income.
Third Quarter 2022 Summary

(Dollars in millions, except share data, employees and ratios)	Three months ended					Nine months ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Income statement:
Diluted earnings per common share	$7.21	$5.60	$7.92	$6.22	$6.24	$20.73	$25.16
Net income available to common stockholders	429	333	472	371	365	1,234	1,399
Net interest income	1,198	1,167	1,082	939	852	3,447	2,240
Provision for credit losses (1) (2)	72	196	11	48	21	279	75
Noninterest income	359	362	517	561	672	1,238	2,177
Noninterest expense	892	848	873	902	879	2,613	2,168
Non-GAAP core fee income (3)	316	286	230	216	204	832	535
Non-GAAP core fee income plus SVB Securities revenue (3)	415	435	348	361	311	1,198	928
Non-GAAP SVB Securities revenue (3)	99	149	118	145	107	366	393
Effective tax rate (4)	27.2%	26.1%	26.1%	26.4%	27.6%	26.5%	26.1%
Fully taxable equivalent:
Net interest income (5)	$1,207	$1,177	$1,091	$947	$859	$3,475	$2,259
Net interest margin	2.28%	2.24%	2.13%	1.91%	1.95%	2.22%	2.08%
Balance sheet:
Average total assets	$216,116	$217,998	$216,068	$204,760	$182,690	$216,779	$152,952
Average loans, amortized cost	71,098	69,263	67,070	62,573	59,291	69,158	51,843
Average available-for-sale securities	28,855	29,922	26,946	24,154	23,290	28,581	25,280
Average held-to-maturity securities	94,141	96,732	98,677	87,579	70,512	96,500	48,073
Average noninterest-bearing demand deposits	105,954	120,679	125,568	122,789	109,638	117,329	91,600
Average interest-bearing deposits	79,444	71,388	65,150	60,273	53,754	72,046	44,513
Average total deposits	185,398	192,067	190,718	183,062	163,392	189,375	136,113
Average short-term borrowings	7,655	3,607	3,136	145	99	4,815	50
Average long-term debt	3,367	3,122	2,570	2,380	1,936	3,023	1,571
Period-end total assets	212,867	214,389	220,355	211,478	190,996	212,867	190,996
Period-end loans, amortized cost	72,129	70,955	68,665	66,276	61,487	72,129	61,487
Period-end available-for-sale securities	26,711	26,223	25,991	27,221	22,984	26,711	22,984
Period-end held-to-maturity securities	93,286	95,814	98,707	98,195	82,365	93,286	82,365
Period-end non-marketable and other equity securities	2,595	2,645	2,605	2,543	2,485	2,595	2,485
Period-end noninterest-bearing demand deposits	93,988	113,969	127,997	125,851	115,388	93,988	115,388
Period-end interest-bearing deposits	82,831	73,976	70,137	63,352	55,794	82,831	55,794
Period-end total deposits	176,819	187,945	198,134	189,203	171,182	176,819	171,182
Period-end short-term borrowings	13,552	3,703	99	121	97	13,552	97
Period-end long-term debt	3,368	3,367	2,571	2,570	1,925	3,368	1,925
Off-balance sheet:
Average client investment funds	$182,859	$194,637	$206,140	$207,578	$191,286	$194,545	$172,397
Period-end client investment funds	176,861	191,244	199,216	210,086	200,234	176,861	200,234
Period-end assets under management	15,860	16,512	19,008	19,646	19,565	15,860	19,565
Total unfunded credit commitments	55,691	50,577	44,685	43,698	40,259	55,691	40,259
Earnings ratios:
Return on average assets (annualized) (6)	0.79%	0.61%	0.89%	0.72%	0.79%	0.76%	0.98%
Return on average SVBFG common stockholders’ equity (annualized) (7)	13.62	10.87	15.28	11.80	12.47	13.22	19.41
Asset quality ratios:
Allowance for credit losses for loans as a % of total loans	0.77%	0.77%	0.61%	0.64%	0.65%	0.77%	0.65
Allowance for credit losses for performing loans as a % of total performing loans	0.74	0.72	0.58	0.58	0.59	0.74	0.59
Gross loan charge-offs as a % of average total loans (annualized) (2)	0.15	0.13	0.11	0.06	0.13	0.13	0.33
Net loan charge-offs as a % of average total loans (annualized) (2)	0.08	0.12	0.05	0.01	0.07	0.08	0.29
Other ratios:
Operating efficiency ratio (8)	57.29%	55.46%	54.60%	60.13%	57.68%	55.77%	49.08%

Total cost of deposits (annualized) (9)	0.53	0.16	0.05	0.04	0.05	0.25	0.04
SVBFG CET 1 risk-based capital ratio	12.13	11.98	12.10	12.09	12.73	12.13	12.73
Bank CET 1 risk-based capital ratio	15.54	15.39	14.89	14.89	14.68	15.54	14.68
SVBFG tier 1 risk-based capital ratio	15.57	15.57	15.88	16.08	15.37	15.57	15.37
Bank tier 1 risk-based capital ratio	15.54	15.39	14.89	14.89	14.68	15.54	14.68
SVBFG total risk-based capital ratio	16.26	16.22	16.39	16.58	15.87	16.26	15.87
Bank total risk-based capital ratio	16.23	16.05	15.41	15.40	15.21	16.23	15.21
SVBFG tier 1 leverage ratio	7.98	7.73	7.70	7.93	7.77	7.98	7.77
Bank tier 1 leverage ratio	7.90	7.55	7.09	7.24	7.30	7.90	7.30
Period-end loans, amortized cost, to deposits ratio	40.79	37.75	34.66	35.03	35.92	40.79	35.92
Average loans, amortized cost, to average deposits ratio	38.35	36.06	35.17	34.18	36.29	36.52	38.09
Book value per common share (10)	$200.71	$207.71	$209.62	$214.30	$208.53	$200.71	$208.53
Tangible book value per common share (3) (11)	192.54	199.27	201.07	205.64	200.01	192.54	200.01
Other statistics:
Average full-time equivalent ("FTE") employees	8,236	7,528	6,975	6,431	6,024	7,579	5,144
Period-end full-time equivalent ("FTE") employees	8,429	7,743	7,149	6,567	6,208	8,429	6,208

(1)This metric for the three and nine months ended September 30, 2021 includes a post-combination provision of $46 million to record the allowance for credit losses for non-PCD loans and unfunded credit commitments acquired from Boston Private.
(2)This metric for the nine months ended September 30, 2021 includes the impact of an $80 million charge-off related to fraudulent activity discussed in previous filings.
(3)To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use certain non-GAAP measures. A reconciliation of these non-GAAP measures to the most closely related GAAP measures is provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”
(4)Our effective tax rate is calculated by dividing income tax expense by the sum of income before income tax expense and net income attributable to noncontrolling interests.
(5)Interest income on non-taxable investments is presented on a fully taxable equivalent basis using the federal statutory income tax rate of 21.0 percent. The taxable equivalent adjustments were $9 million, $10 million, $9 million, $8 million and $7 million for the quarters ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively. The taxable equivalent adjustments were $28 million and $19 million for the nine months ended September 30, 2022 and September 30, 2021, respectively.
(6)Ratio represents annualized consolidated net income available to common stockholders divided by average assets.
(7)Ratio represents annualized consolidated net income available to common stockholders divided by average SVB Financial Group ("SVBFG") common stockholders’ equity.
(8)Ratio is calculated by dividing noninterest expense by total net interest income plus noninterest income.
(9)Ratio represents annualized total cost of deposits and is calculated by dividing interest expense from deposits by average total deposits.
(10)Book value per common share is calculated by dividing total SVBFG common stockholders’ equity by total outstanding common shares.
(11)Tangible book value per common share is calculated by dividing tangible common equity by total outstanding common shares. Tangible common equity is a non-GAAP measure defined under the section “Use of Non-GAAP Financial Measures.”
Investment Securities
Our investment securities portfolio is comprised of: (i) our available-for-sale ("AFS") and held-to-maturity ("HTM") securities portfolios, each consisting of fixed income investments which are managed to earn an appropriate portfolio yield over the long-term while maintaining sufficient liquidity and addressing our asset/liability management objectives; and (ii) our non-marketable and other equity securities portfolio, which primarily represents investments managed as part of our funds management business as well as public equity securities held as a result of equity warrant assets exercised.
The following table provides further details on our AFS and HTM securities portfolios:

	Available-for-sale securities			Held-to-maturity securities
	Three Months ended			Three Months ended
(Dollars in millions)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	June 30, 2022	September 30, 2021
Average balance	$28,855	$29,922	$23,290	$94,141	$96,732	$70,512
Period-end balance	26,711	26,223	22,984	93,286	95,814	82,365
Weighted-average duration (in years)	3.7	3.8	3.8	6.3	5.9	4.7
Weighted-average duration including fair value swaps (in years) (1)	N/A	3.3	2.3	N/A	N/A	N/A

(1)The total notional value of our pay-fixed, receive-floating interest rate swap fair value hedge contracts for AFS securities was zero as of September 30, 2022, $5.9 billion as of June 30, 2022 and $11.3 billion as of September 30, 2021.
The period-end increase in AFS securities was driven by purchases of $2.1 billion of AFS securities, partially offset by a $874 million decrease in the fair value of our AFS securities portfolio, which is reflective of higher interest rates, as well as $321 million of paydowns and maturities of AFS securities during the quarter. During the third quarter of 2022, $5.9 billion of fair value hedges were terminated. The termination resulted in $313 million in gains which will be amortized into interest income over the remaining life (approximately 7 years) of the underlying hedged securities, of which $12 million of gains were included in net interest income during the three months ending September 30, 2022.
The period-end decrease in HTM securities was driven by $2.5 billion in paydowns and maturities.
The following table provides further details on our non-marketable securities portfolio:

(Dollars in millions)	September 30, 2022	June 30, 2022	September 30, 2021
GAAP non-marketable and other equity securities	$2,595	$2,645	$2,485
Less: investments in qualified affordable housing projects	1,205	1,134	920
Less: noncontrolling interests in non-marketable securities	307	358	349
Non-GAAP non-marketable and other equity securities, net of investments in qualified affordable housing projects and noncontrolling interests (1)	$1,083	$1,153	$1,216

(1)Non-marketable and other equity securities, net of investments in qualified affordable housing projects and noncontrolling interests is a non-GAAP measure defined under the section “Use of Non-GAAP Financial Measures.”
Loans
Average loans increased by $1.8 billion to $71.1 billion for the third quarter of 2022, compared to $69.3 billion for the second quarter of 2022. Period-end loans increased by $1.2 billion to $72.1 billion at September 30, 2022, compared to $71.0 billion at June 30, 2022. Average and period-end loan growth was driven primarily by our Technology and Life Science/Healthcare and Private Bank loan portfolios.
The following table provides a summary of our loans at amortized cost basis broken out by class of financing receivable.

(Dollars in millions)	September 30, 2022	June 30, 2022	September 30, 2021
Global fund banking	$40,337	$40,316	$34,120
Investor dependent
Early stage	1,911	1,856	1,550
Growth stage	4,398	4,159	3,827
Total investor dependent	6,309	6,015	5,377
Cash flow dependent - SLBO	1,845	1,859	1,895
Innovation C&I	8,321	7,753	5,916
Private bank	10,102	9,770	8,370
CRE	2,609	2,617	2,753
Premium wine	1,117	1,065	980
Other C&I	1,087	1,136	1,259
Other	374	365	252
PPP	28	59	565
Total loans	$72,129	$70,955	$61,487
Net Interest Income and Margin
Net interest income, on a fully taxable equivalent basis, was $1.207 billion for the third quarter of 2022, compared to $1.177 billion for the second quarter of 2022. The $30 million increase was attributable primarily to the following:
•An increase of $211 million in interest income from loans due primarily to higher yields driven by the increase in market rates as well as growth in average loans of $1.8 billion.
•An increase of $53 million in interest income from increased market yields on interest-earning cash. The overall increase in interest income was partially offset by,
•An increase of $216 million in interest expense due primarily to an increase in interest paid on our interest-bearing deposits driven by higher market rates and a shift in our deposit mix as well as an increase in short-term borrowings expense driven by an increase in average short-term borrowings as well as higher borrowing costs due to market rate increases.
•A decrease of $18 million in interest income from our fixed income securities, due primarily to a $3.7 billion decrease in average fixed income securities.
Net interest margin, on a fully taxable equivalent basis, was 2.28 percent for the third quarter of 2022, compared to 2.24 percent for the second quarter of 2022. The 4 basis point increase in our net interest margin was due primarily to improved loan and cash yields reflective of the higher rate environment, partially offset by the increase in interest-bearing deposit and short-term borrowings expense mentioned above.

For the third quarter of 2022, approximately 91 percent, or $64.7 billion, of our average loans were variable-rate loans that adjust at prescribed measurement dates. Of our variable-rate loans, approximately 68 percent are tied to prime-lending rates, 16 percent are tied to LIBOR and 16 percent are tied to alternate reference rates.
With the December 31, 2021 cessation of most global LIBOR rates, including the 1-week and 2-month USD LIBOR tenors, SVB is offering products tied to alternate reference rates for clients today across USD (SOFR), GBP (SONIA), and EUR (€STR). For USD, SVB supports Term SOFR (1-,3-, and 6-month tenors) and Daily Simple SOFR conventions. We are currently focused on legacy contracts and continued migration away from LIBOR to alternate reference rates. SVB does not expect any material changes in net interest income or net interest expense from product spread adjustments as a result of offering alternative reference rates.
Credit Quality
The following table provides a summary of our allowance for credit losses for loans, unfunded credit commitments and HTM securities:

	Three months ended			Nine months ended
(Dollars in millions, except ratios)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Allowance for credit losses for loans, beginning balance	$545	$421	$396	$422	$448
Initial allowance on PCD loans	—	—	22	—	22
Provision (reduction) for loans	30	146	(9)	184	41
Gross loan charge-offs	(26)	(22)	(19)	(66)	(129)
Loan recoveries	11	2	8	23	16
Foreign currency translation adjustments	(3)	(2)	—	(6)	—
Allowance for credit losses for loans, ending balance	$557	$545	$398	$557	$398
Allowance for credit losses for unfunded credit commitments, beginning balance	$224	$175	$120	171	121
Provision for unfunded credit commitments	42	50	29	96	28
Foreign currency translation adjustments	(1)	(1)	—	(2)	—
Allowance for credit losses for unfunded credit commitments, ending balance (1)	$265	$224	$149	$265	$149
Allowance for credit losses for HTM securities, beginning balance	$6	$6	$5	7	—
Provision for HTM securities	—	—	1	(1)	6
Allowance for credit losses for HTM securities, ending balance (2)	$6	$6	$6	$6	$6
Ratios and other information:
Provision (reduction) for loans as a percentage of period-end total loans (annualized)	0.17%	0.83%	(0.06)%	0.34%	0.09%
Gross loan charge-offs as a percentage of average total loans (annualized)	0.15	0.13	0.13	0.13	0.33
Net loan charge-offs as a percentage of average total loans (annualized)	0.08	0.12	0.07	0.08	0.29
Allowance for credit losses for loans as a percentage of period-end total loans	0.77	0.77	0.65	0.77	0.65
Provision for credit losses	$72	$196	$21	$279	$75
Period-end total loans	72,129	70,955	61,487	72,129	61,487
Average total loans	71,098	69,263	59,291	69,158	51,843
Allowance for credit losses for nonaccrual loans	25	36	33	25	33
Nonaccrual loans	76	93	114	76	114

(1)The “allowance for credit losses for unfunded credit commitments” is included as a component of “other liabilities.”
(2)The "allowance for credit losses for HTM securities" is included as a component of HTM securities and presented net in our consolidated financial statements.

Our allowance for credit losses for loans increased $12 million to $557 million at September 30, 2022, compared to $545 million at June 30, 2022. As a percentage of total loans, our allowance for credit losses for loans remains unchanged at 0.77 percent at both September 30, 2022 and June 30, 2022.
The provision for credit losses was $72 million for the third quarter of 2022, consisting of the following:
•A provision for credit loss for loans of $30 million, driven primarily by loan growth which accounted for $18 million of the provision, $10 million of charge-offs not previously reserved for, and $9 million related to a deterioration in projected economic conditions.
•A provision for credit loss for unfunded credit commitments of $42 million, driven primarily by growth in our unfunded commitments which accounted for $22 million of the provision and $15 million from a deterioration in forecasted economic conditions.
•A provision for credit losses for HTM securities of less than $1 million, based on ongoing stability within the HTM bond portfolio.

Gross loan charge-offs were $26 million for the third quarter of 2022, of which $10 million was not specifically reserved for at June 30, 2022. Gross loan charge-offs were primarily driven by clients in our Technology and Life Sciences/Healthcare portfolios, including $17 million of charge-offs from Investor Dependent - Early Stage clients. Of the Early-Stage charge-offs, $8 million is related to two clients.
Nonaccrual loans decreased two basis points as a percentage of total loans to $76 million at September 30, 2022, compared to $93 million at June 30, 2022. The decrease in nonaccrual loans was reflective of the charge-offs discussed above and $23 million in paydowns, offset by $31 million in additions. New nonaccrual loans were primarily driven by Investor Dependent Early and Growth Stage clients, while paydowns were driven by Investor Dependent Early Stage and Innovation C&I clients. The allowance for credit losses for nonaccrual loans decreased $11 million to $25 million in the third quarter of 2022. The decrease is reflective of the lower nonaccrual balances and continued strong credit quality.
Client Funds
Our Total Client Funds consist of the sum of both our on-balance sheet deposits and off-balance sheet client investment funds. The following tables provide a summary of our average and period-end on-balance sheet deposits and off-balance sheet client investment funds:
Average On-Balance Sheet Deposits and Off-Balance Sheet Client Investment Funds (1)

	Average balances for the
	Three months ended			Nine months ended
(Dollars in millions)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Interest-bearing deposits	$79,444	$71,388	$53,754	$72,046	$44,513
Noninterest bearing demand deposits	105,954	120,679	109,638	117,329	91,600
Total average on-balance sheet deposits	$185,398	$192,067	$163,392	$189,375	$136,113

Sweep money market funds	$81,726	$95,178	$97,590	$95,340	$82,434
Managed client investment funds (2)	86,100	85,292	79,400	85,286	76,537
Repurchase agreements	15,033	14,167	14,296	13,919	13,426
Total average off-balance sheet client investment funds	$182,859	$194,637	$191,286	$194,545	$172,397
Period-end On-Balance Sheet Deposits and Off-Balance Sheet Client Investment Funds (1)

	Period-end balances at
(Dollars in millions)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Interest-bearing deposits	$82,831	$73,976	$70,137	$63,352	$55,794
Noninterest-bearing demand deposits	93,988	113,969	127,997	125,851	115,388
Total period-end on-balance sheet deposits	$176,819	$187,945	$198,134	$189,203	$171,182

Sweep money market funds	$76,111	$89,544	$102,550	$109,241	$105,163
Managed client investment funds (2)	85,926	86,849	83,988	85,475	81,503
Repurchase agreements	14,824	14,851	12,678	15,370	13,568
Total period-end off-balance sheet client investment funds	$176,861	$191,244	$199,216	$210,086	$200,234

(1)Off-Balance sheet client investment funds are maintained at third-party financial institutions.
(2)These funds represent investments in third-party money market mutual funds and fixed income securities managed by SVB Asset Management.

Average Total Client Funds decreased by $18.4 billion to $368.3 billion for the third quarter of 2022, compared to $386.7 billion for the second quarter of 2022. Period-end Total Client Funds decreased $25.5 billion to $353.7 billion at September 30, 2022, compared to $379.2 billion at June 30, 2022. Despite continued strong capture rate of client liquidity events and robust client growth, average and period-end Total Client Funds decreased from the second quarter of 2022 to the third quarter of 2022 as continued public market volatility slowed public and private fundraising across all stages while client cash burn rates remained elevated.

SVB Private Assets Under Management ("AUM")
AUM consists of SVB Private's (formerly known as SVB Private Bank) client investment account balances and generated fee income included in financial statement line item wealth management and trust fees included in our consolidated statements of income. The decrease in SVB Private AUM was driven by unfavorable market returns due to persistent market volatility. The following table summarizes the activity relating to AUM for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021 respectively:

	Three months ended
(Dollars in millions)	September 30, 2022	June 30, 2022	September 30, 2021
Beginning balance (1)	$16,512	$19,008	$1,667
Assets acquired (2)	—	—	17,980
Net flows	(76)	(539)	(31)
Market returns	(576)	(1,957)	(51)
Ending balance	$15,860	$16,512	$19,565

(1)Represents Private Bank assets under management previously reported in off-balance sheet managed client investment funds above.
(2)Represents AUM acquired from the acquisition of Boston Private on July 1, 2021.

Noninterest Income
Noninterest income was $359 million for the third quarter of 2022, compared to $362 million for the second quarter of 2022. The decreases in investment banking revenue and other noninterest income were partially offset by the increase in gains on equity warrant assets and client investment fees and the decrease in losses on investment securities.
Items impacting noninterest income for the third quarter of 2022 were as follows:
Net (losses) gains on investment securities
The following tables provide a summary of non-GAAP net losses on investment securities, net of noncontrolling interests, for the three months ended September 30, 2022 and June 30, 2022, respectively:

	Three months ended September 30, 2022
(Dollars in millions)	Managed Funds of Funds	Managed Direct Venture Funds	Managed Credit Funds	Public Equity Securities	Sales of AFS Securities	Strategic and Other Investments	SVB Securities	Total
GAAP (losses) gains on investment securities, net	$(78)	$3	$5	$(6)	$—	$(47)	$(4)	$(127)
Less: income attributable to noncontrolling interests, including carried interest allocation	(52)	2	1	—	—	—	(2)	(51)
Non-GAAP (losses) gains on investment securities, net of noncontrolling interests	$(26)	$1	$4	$(6)	$—	$(47)	$(2)	$(76)

	Three months ended June 30, 2022
(Dollars in millions)	Managed Funds of Funds	Managed Direct Venture Funds	Managed Credit Funds	Public Equity Securities	Sales of AFS Securities	Strategic and Other Investments	SVB Securities	Total
GAAP (losses) gains on investment securities, net	$(83)	$—	$3	$(6)	$(1)	$(46)	$(24)	$(157)
Less: income attributable to noncontrolling interests, including carried interest allocation	(19)	2	—	—	—	—	(3)	(20)
Non-GAAP (losses) gains on investment securities, net of noncontrolling interests	$(64)	$(2)	$3	$(6)	$(1)	$(46)	$(21)	$(137)

Non-GAAP net losses on investment securities, net of noncontrolling interests of $76 million for the third quarter of 2022 were driven primarily by further valuation declines in our managed funds of funds and strategic and other investments reflective of continued adverse market conditions.

Net gains on equity warrant assets
The following table provides a summary of our net gains on equity warrant assets:

	Three months ended			Nine months ended
(Dollars in millions)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Equity warrant assets:
Gains on exercises, net	$9	$9	$91	$44	$381
Terminations	(1)	(1)	(1)	(3)	(2)
Changes in fair value, net	32	9	57	79	112
Total net gains on equity warrant assets	$40	$17	$147	$120	$491
Net gains on equity warrant assets for the third quarter of 2022 were driven by $32 million in net valuation increases driven by private company valuation updates and $9 million in gains on exercises of warrants driven mainly by M&A activity.
At September 30, 2022, we held warrants in 3,019 companies with a total fair value of $351 million. Warrants in 57 companies each had fair values greater than $1 million and collectively represented $180 million, or 51.4 percent, of the fair value of the total warrant portfolio at September 30, 2022.
The gains (or losses) from investment securities from our non-marketable and other equity securities portfolio as well as our equity warrant assets resulting from changes in valuations (fair values) are currently unrealized, and the extent to which such gains (or losses) will become realized is subject to a variety of factors, including, among other things, performance of the underlying portfolio companies, investor demand for IPOs and SPACs, fluctuations in the underlying valuation of these companies, levels of M&A activity and legal and contractual restrictions on our ability to sell the underlying securities.
Non-GAAP core fee income plus non-GAAP SVB Securities revenue
The following table provides a summary of our non-GAAP core fee income, non-GAAP SVB Securities revenue and non-GAAP core fee income plus SVB Securities revenue:

	Three months ended			Nine months ended
(Dollars in millions)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Non-GAAP core fee income:
Client investment fees	$119	$83	$20	$237	$55
Wealth management and trust fees	19	22	22	63	22
Foreign exchange fees	74	69	65	216	189
Credit card fees	37	40	34	114	93
Deposit service charges	32	32	29	94	82
Lending related fees	20	26	21	65	55
Letters of credit and standby letters of credit fees	15	14	13	43	39
Total non-GAAP core fee income	$316	$286	$204	$832	$535
Investment banking revenue	75	125	90	293	335
Commissions	24	24	17	73	58
Total non-GAAP SVB Securities revenue	$99	$149	$107	$366	$393
Total non-GAAP core fee income plus SVB Securities revenue	$415	$435	$311	$1,198	$928
Non-GAAP core fee income increased from the second quarter of 2022 to the third quarter of 2022 primarily reflective of an increase in client investment fees. The increase in client investment fees of $36 million is reflective of improved fee margins resulting from higher short-term interest rates driven by Federal Funds Rate increases.
Non-GAAP SVB Securities revenue decreased $50 million from the second quarter of 2022 to the third quarter of 2022 driven by a decrease in advisory and equity capital markets transactions due to persistent market volatility and delayed deal closings.
Reconciliations of our non-GAAP net gains on investment securities, non-GAAP core fee income, non-GAAP SVB Securities revenue and non-GAAP core fee income plus SVB Securities revenue are provided under the section “Use of Non-GAAP Financial Measures.”
Noninterest Expense
Noninterest expense was $892 million for the third quarter of 2022, compared to $848 million for the second quarter of 2022. The increase of $44 million from the prior quarter was attributable primarily to increase in our compensation and benefits expense partially offset by a decrease in our professional services expense.

The following table provides a summary of our compensation and benefits expense:

	Three months ended			Nine months ended
(Dollars in millions, except employees)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Compensation and benefits:
Salaries and wages	$280	$264	$195	$780	$504
Incentive compensation plans	145	117	229	456	541
Other employee incentives and benefits (1)	138	121	124	413	373
Total compensation and benefits	$563	$502	$548	$1,649	$1,418
Period-end full-time equivalent employees	8,429	7,743	6,208	8,429	6,208
Average full-time equivalent employees	8,236	7,528	6,024	7,579	5,144

(1)Other employee incentives and benefits expense includes employer payroll taxes, group health and life insurance, share-based compensation, 401(k), ESOP, warrant incentive and retention plans, agency fees and other employee-related expenses.
The $61 million increase in total compensation and benefits expense consists primarily of the following:
•An increase of $28 million in incentive compensation plans expense as incentive compensation plans expense was reduced in the second quarter for the year-to-date impact of lower forecasted full-year 2022 performance expectations in the second quarter compared to the first quarter of 2022,
•An increase of $17 million in other employee incentives and benefits driven by the full quarter impact of our annual grants awarded during the second quarter of 2022 as well as an increase in retirement eligible participants expense, and
•An increase of $16 million in salaries and wages expense primarily due to an increase in FTEs as we continue to invest in our revenue-generating lines of business and support functions.
Professional services expense decreased primarily due to the completion of several projects and initiatives during the quarter.
SVBFG Stockholders’ Equity
Total SVBFG stockholders’ equity decreased by $409 million to $15.5 billion at September 30, 2022, compared to $15.9 billion at June 30, 2022. The decrease was driven primarily by other comprehensive income from unrealized losses recorded on AFS securities, net of tax, reflective of an increase in market rates. The following table provides a summary of the changes in SVBFG stockholders' equity during the quarter:

(Dollars in millions)
Beginning balance at June 30, 2022	$15,918
Net income available to common stockholders (1)	429
Other comprehensive income	(887)
Other	49
Ending balance at September 30, 2022	$15,509

(1)Excludes $40 million of preferred dividends paid during the third quarter of 2022.
Preferred Stock
On October 20, 2022, the Company's Board of Directors declared the following quarterly preferred stock dividends payable on November 15, 2022 to holders of record at the close of business on November 1, 2022:

	Cash dividend	Cash dividend per depositary share
Series A Preferred Stock	$13.125	$0.328125
Series B Preferred Stock	1,025.00	10.25
Series C Preferred Stock	1,000.00	10.00
Series D Preferred Stock	1,062.50	10.625
Series E Preferred Stock	1,175.00	11.75

SVB Financial and Bank Capital Ratios(1)

	September 30, 2022	June 30, 2022	September 30, 2021
SVB Financial:
CET 1 risk-based capital ratio	12.13%	11.98%	12.73%
Tier 1 risk-based capital ratio	15.57	15.57	15.37
Total risk-based capital ratio	16.26	16.22	15.87
Tier 1 leverage ratio	7.98	7.73	7.77
Tangible common equity to tangible assets ratio (2)	5.36	5.50	6.17
Tangible common equity to risk-weighted assets ratio (2)	10.24	10.84	12.71
Silicon Valley Bank:
CET 1 risk-based capital ratio	15.54%	15.39%	14.68%
Tier 1 risk-based capital ratio	15.54	15.39	14.68
Total risk-based capital ratio	16.23	16.05	15.21
Tier 1 leverage ratio	7.90	7.55	7.30
Tangible common equity to tangible assets ratio (2)	7.08	7.15	7.12
Tangible common equity to risk-weighted assets ratio (2)	13.62	14.23	14.98

(1)Regulatory capital ratios as of September 30, 2022 are preliminary.
(2)These are non-GAAP measures. A reconciliation of non-GAAP measures to GAAP is provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”
September 30, 2022 Preliminary Results
Our risk-based capital and leverage ratios increased for both SVB Financial and Silicon Valley Bank as of September 30, 2022, compared to June 30, 2022. The increases were due to growth in our capital while our risk-weighted assets remained flat and average assets decreased compared to the prior quarter. Capital for SVB Financial and Silicon Valley Bank increased due to net income. The decrease in average assets for SVB Financial and Silicon Valley Bank was driven by a decrease in our investment securities partially offset by an increase in loan balances.
All of our reported capital ratios remain above the levels considered to be “well capitalized” under applicable banking regulations.

Financial Outlook for the Year Ending December 31, 2022 and the Fourth Quarter of 2022
Our outlook for the year ending December 31, 2022 and the fourth quarter of 2022 is provided below on a GAAP basis, unless otherwise noted. We have provided our current outlook for the expected full year 2022 and fourth quarter of 2022 results of our significant forecasted activities based on management's assumptions and current expectations. Except for the items noted below, we do not provide an outlook for certain items (such as gains or losses from warrants and investment securities) where the timing or financial impact are particularly uncertain and/or subject to market or other conditions beyond our control (such as the level of IPO, SPAC, M&A or general financing activity), or for potential unusual or non-recurring items. The outlook and the underlying assumptions presented are, by their nature, forward-looking statements and are subject to substantial risks and uncertainties, including risks and uncertainties related to a material deterioration in the overall economy, the COVID-19 pandemic and related government actions, geopolitical instability, and other factors which are discussed below under the section “Forward-Looking Statements.” Actual results may differ. (For additional information about our financial outlook, please refer to Q3 2022 Earnings Slides. See "Additional Information" below.)
For the full year ending December 31, 2022 compared to our full year 2021 and fourth quarter of 2022 results, we currently expect the following outlook (please note that the outlook below does not include and/or take into account: (i) changes to the forward curve (ii) regulatory/policy changes under the current U.S. government administration, or (iii) adverse developments with respect to U.S. or global economic or geopolitical conditions):

	Prior full year 2022 outlook compared to 2021 results assuming no changes in rates (as of July 21, 2022)	Current full year 2022 outlook compared to 2021 results assuming October 17, 2022 forward curve (1)	Fourth quarter 2022 expectations assuming October 17, 2022 forward curve (1)
Average loan balances	High twenties growth	High twenties growth	$72.0 billion – $74.0 billion
Average deposit balances	High twenties growth	Mid-twenties growth	$168.0 billion – $172.0 billion
Net interest income (2)	Mid-forties growth	Low forties growth	$1,000 million – $1,050 million
Net interest margin (2)	2.15% – 2.25%	2.15% – 2.25%	1.95% – 2.05%
Net loan charge-offs	0.15% – 0.35% of average loans	0.07% – 0.12% of average loans	0.05% – 0.25% of average loans
Core fee income (client investment fees, wealth management and trust fees, foreign exchange fees, credit card fees, deposit service charges, lending related fees and letters of credit fees) (2)	Mid-fifties growth	High fifties growth	$345 million – $360 million
SVB Securities revenue (3)	$460 million — $500 million	$460 million — $500 million	$95 million – $125 million
Noninterest expense excluding merger-related charges (4) (5)	Low twenties growth	Low twenties growth	$940 million – $970 million
Effective tax rate (6)	25% – 27%	25% – 27%	25% – 27%

(1)Our outlook now incorporates changes in interest rates implied by the October 17, 2022 forward curve (implies Fed Funds rate of 4.00% in November and 4.75% in December).
(2)Our outlook for net interest income and net interest margin is based primarily on management's current forecast of average deposit and loan balances. Such forecasts are subject to change, and actual results may differ, based on market conditions, a material deterioration in the overall economy, COVID-19 pandemic and its effects on the economic and business environments in which we operate, actual prepayment rates, geopolitical instability and other factors described under the section "Forward-Looking Statements" below.
(3)Core fee income and SVB Securities revenue are each non-GAAP measures, which collectively represent noninterest income, but exclude certain line items where performance is typically subject to market or other conditions beyond our control. As we are unable to quantify such line items that would be required to be included in the comparable GAAP financial measure for the future period presented without unreasonable efforts, no reconciliation for the outlook of non-GAAP core fee income and non-GAAP SVB Securities revenue to GAAP noninterest income for fiscal year ending 2022 is included in this release, as we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. See "Use of Non-GAAP Financial Measures" at the end of this release for further information regarding the calculation and limitations of this measure. Core fee income does not include SVB Securities revenue. SVB Securities revenue represents investment banking revenue and commissions.
(4)Our outlook for noninterest expense is partly based on management's current forecast of performance-based incentive compensation expenses. Such forecasts are subject to change, and actual results may differ, based on our performance relative to our internal performance targets.
(5)Excludes pre-tax merger-related charges ($39 million incurred through the first nine months of 2022 with an estimated $5 million to $10 million in the fourth quarter of 2022).
(6)Our outlook for our effective tax rate is based on management's current assumptions with respect to, among other things, SVB Financial Group's earnings, state income tax levels, tax deductions and estimated performance-based compensation activity and does not include assumptions for potential future tax rate changes.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements are statements that are not historical facts, such as forecasts of our future financial results and condition, expectations for our operations and business, and our underlying assumptions of such forecasts and expectations. In addition, forward-looking statements generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “assume,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. In this release, including our CEO's statement and in the section “Financial Outlook for the Year Ending December 31, 2022,” we make forward-looking statements discussing management’s expectations for 2022 and the fourth quarter of 2022 about, among other things, economic conditions; the continuing and potential effects of the COVID-19 pandemic; opportunities in the market; the outlook on our clients' performance; our financial, credit, and business performance, including loan and deposit growth, mix and yields/rates, expense levels; our expected effective tax rate; accounting impacts; and financial results (and the components of such results).
Although we believe that the expectations reflected in our forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside our control. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others:
•market and economic conditions (including elevated inflation levels, sustained interest rate increases, the general condition of the capital and equity markets, private equity and venture capital investment, IPO, secondary offering, SPAC fundraising, M&A and other financing activity levels) and the associated impact on us (including effects on total client funds and client demand for our commercial and investment banking and other financial services, as well as on the valuations of our investments);
•disruptions to the financial markets as a result of the current or anticipated impact of military conflict, including the ongoing military conflict between Russia and Ukraine, terrorism and other geopolitical events;
•the COVID-19 pandemic, including COVID-19 variants and their effects on the economic and business environments in which we operate, and its effects on our business and operations;
•the impact of changes from the Biden-Harris administration and the U.S. Congress on the economic environment, capital markets and regulatory landscape, including monetary, tax and other trade policies, as well as regulatory changes from bank regulatory agencies;
•changes in the volume and credit quality of our loans as well as volatility of our levels of nonperforming assets and charge-offs;
•the impact of changes in interest rates or market levels or factors affecting or affected by them, including on our loan and investment portfolios and deposit costs;
•the adequacy of our allowance for credit losses and the need to make provisions for credit losses for any period;
•the sufficiency of our capital and liquidity positions;
•changes in the levels or composition of our loans, deposits and client investment fund balances;
•changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets;
•variations from our expectations as to factors impacting our cost structure;
•changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity;
•variations from our expectations as to factors impacting the timing and level of employee share-based transactions;
•the occurrence of fraudulent activity, including breaches of our information security or cyber security-related incidents;
•business disruptions and interruptions due to natural disasters and other external events;
•the impact on our reputation and business from our interactions with business partners, counterparties, service providers and other third parties;
•the expansion of our business internationally, and the impact of geopolitical events and international market and economic events on us;
•the effectiveness of our risk management framework and quantitative models;

•our ability to maintain or increase our market share, including through successfully implementing our business strategy and undertaking new business initiatives, including through the continuing integration of Boston Private, the expansion of SVB Private and the growth and expansion of SVB Securities;
•greater than expected costs or other difficulties related to the continuing integration of our business and that of Boston Private;
•variations from our expectations as to the amount and timing of business opportunities, growth prospects and cost savings associated with the acquisition of Boston Private;
•the inability to retain existing Boston Private clients and employees following the Boston Private acquisition;
•unfavorable resolution of legal proceedings or claims, as well as legal or regulatory proceedings or governmental actions;
•variations from our expectations as to factors impacting our estimate of our full-year effective tax rate;
•changes in applicable accounting standards and tax laws; and
•regulatory or legal changes (including changes to the laws and regulations that apply to us as a result of the growth of our business), and their impact on us.
For additional information about these and other factors, please refer to our public reports filed with the U.S. Securities and Exchange Commission, including under the caption "Risk Factors" in our most recent Annual Report filed on Form 10-K. The forward-looking statements included in this release are made only as of the date of this release. We do not intend, and undertake no obligation, to update these forward-looking statements.
Earnings Conference Call
On Thursday, October 20, 2022, we will host a conference call at 3:00 p.m. (Pacific Time) to discuss the financial results for the quarter ended September 30, 2022. The conference call can be accessed by dialing (888) 330-3016 or (646) 960-0828 and entering the confirmation number "5682116". A live webcast of the audio portion of the call can be accessed on the Investor Relations section of our website at www.svb.com. A replay of the audio webcast will also be available on www.svb.com for 12 months beginning on October 20, 2022.
Additional Information
For additional information about our business, financial results for the third quarter 2022 and financial outlook, please refer to our Q3 2022 Earnings Slides and Q3 2022 CEO Letter, which are available on the Investor Relations section of our website at www.svb.com. These materials should be read together with this release, and include important supplemental information including key considerations that may impact our financial outlook.
About SVB Financial Group
SVB is the financial partner of the innovation economy, helping individuals, investors and the world’s most innovative companies achieve their ambitious goals. SVB’s businesses - Silicon Valley Bank, SVB Capital, SVB Private and SVB Securities - together offer the services that dynamic and fast-growing clients require as they grow, including commercial banking, venture investing, wealth planning and investment banking. Headquartered in Santa Clara, California, SVB operates in centers of innovation around the world. Learn more at svb.com/global.
SVB Financial Group (Nasdaq: SIVB) is the holding company for all business units and groups. © 2022 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, SVB SECURITIES, SVB PRIVATE, SVB CAPITAL and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended			Nine months ended
(Dollars in millions, except share data)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Interest income:
Loans	$865	$654	$519	$2,089	$1,422
Investment securities:
Taxable	545	562	332	1,618	807
Non-taxable	35	35	28	105	73
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities	76	23	5	105	12
Total interest income	1,521	1,274	884	3,917	2,314
Interest expense:
Deposits	249	77	19	348	41
Borrowings	74	30	13	122	33
Total interest expense	323	107	32	470	74
Net interest income	1,198	1,167	852	3,447	2,240
Provision for credit losses	72	196	21	279	75
Net interest income after provision for credit losses	1,126	971	831	3,168	2,165
Noninterest income:
Gains/(loss) on investment securities, net	(127)	(157)	189	(199)	661
Gains on equity warrant assets, net	40	17	147	120	491
Client investment fees	119	83	20	237	55
Wealth management and trust fees	19	22	22	63	22
Foreign exchange fees	74	69	65	216	189
Credit card fees	37	40	34	114	93
Deposit service charges	32	32	29	94	82
Lending related fees	20	26	21	65	55
Letters of credit and standby letters of credit fees	15	14	13	43	39
Investment banking revenue	75	125	90	293	335
Commissions	24	24	17	73	58
Other	31	67	25	119	97
Total noninterest income	359	362	672	1,238	2,177
Noninterest expense:
Compensation and benefits	563	502	548	1,649	1,418
Professional services	117	132	104	355	282
Premises and equipment	71	60	54	189	124
Net occupancy	25	26	25	74	60
Business development and travel	21	27	6	62	13
FDIC and state assessments	25	16	13	57	33
Merger-related charges	7	16	83	39	102
Other	63	69	46	188	136
Total noninterest expense	892	848	879	2,613	2,168
Income before income tax expense	593	485	624	1,793	2,174
Income tax expense	175	132	149	489	509
Net income before noncontrolling interests and dividends	418	353	475	1,304	1,665
Net (income)/loss attributable to noncontrolling interests	51	20	(88)	53	(226)
Preferred stock dividends	(40)	(40)	(22)	(123)	(40)
Net income available to common stockholders	$429	$333	$365	$1,234	$1,399
Earnings per common share—basic	$7.26	$5.65	$6.33	$20.94	$25.54
Earnings per common share—diluted	7.21	5.60	6.24	20.73	25.16
Weighted average common shares outstanding—basic	59,096,090	58,934,849	57,722,890	58,944,929	54,772,192
Weighted average common shares outstanding—diluted	59,549,402	59,454,379	58,521,274	59,535,384	55,616,669

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions, except par value and share data)	September 30, 2022	June 30, 2022	September 30, 2021
Assets:
Cash and cash equivalents (1)	$13,968	$15,398	$18,940
Available-for-sale securities, at fair value (cost $29,804, $28,141 and $22,919, respectively)	26,711	26,223	22,984
Held-to-maturity securities, at amortized cost and net of allowance for credit losses of $6, $6 and $6 (fair value of $77,370, $84,579 and $81,995), respectively	93,286	95,814	82,365
Non-marketable and other equity securities	2,595	2,645	2,485
Investment securities	122,592	124,682	107,834
Loans, amortized cost	72,129	70,955	61,487
Allowance for credit losses: loans	(557)	(545)	(398)
Net loans	71,572	70,410	61,089
Premises and equipment, net of accumulated depreciation and amortization	346	294	247
Goodwill	375	375	344
Other intangible assets, net	142	148	156
Lease right-of-use assets	349	305	312
Accrued interest receivable and other assets (1)	3,523	2,777	2,074
Total assets (1)	$212,867	$214,389	$190,996
Liabilities and total equity:
Liabilities:
Noninterest-bearing demand deposits	$93,988	$113,969	$115,388
Interest-bearing deposits	82,831	73,976	55,794
Total deposits	176,819	187,945	171,182
Short-term borrowings (1)	13,552	3,703	97
Lease liabilities	429	377	390
Other liabilities (1)	2,889	2,721	2,733
Long-term debt	3,368	3,367	1,925
Total liabilities (1)	197,057	198,113	176,327
SVBFG stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; 383,500 shares, 383,500 shares and 367,500 shares issued and outstanding, respectively	3,646	3,646	2,064
Common stock, $0.001 par value, 150,000,000 shares authorized; 59,104,124 shares, 59,081,326 shares and 58,677,483 shares issued and outstanding, respectively	—	—	—
Additional paid-in capital	5,272	5,223	5,100
Retained earnings	8,676	8,247	7,071
Accumulated other comprehensive (loss) income	(2,085)	(1,198)	65
Total SVBFG stockholders’ equity	15,509	15,918	14,300
Noncontrolling interests	301	358	369
Total equity	15,810	16,276	14,669
Total liabilities and total equity (1)	$212,867	$214,389	$190,996
x198113

(1)As of the third quarter of 2022, we updated our derivatives accounting policy to net derivatives and related collateral that are subject to qualifying master netting agreements resulting in a decrease of approximately $500 million each of total assets, and total liabilities and stockholders’ equity, respectively, at September 30, 2022. Prior periods have not been reclassified.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM AVERAGE BALANCES, RATES AND YIELDS
(Unaudited)

	Three months ended
	September 30, 2022			June 30, 2022			September 30, 2021
(Dollars in millions, except yield/rate and ratios)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal reserve deposits, federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	$15,739	$76	1.91%	$14,799	$23	0.63%	$21,779	$5	0.10%
Investment securities: (2)
Available-for-sale securities:
Taxable	28,855	124	1.71	29,922	122	1.63	23,290	69	1.17
Held-to-maturity securities:
Taxable	87,130	421	1.92	89,698	440	1.97	64,899	262	1.61
Non-taxable (3)	7,011	44	2.51	7,034	45	2.54	5,613	36	2.53
Total loans, amortized cost (4) (5)	71,098	865	4.83	69,263	654	3.78	59,291	519	3.47
Total interest-earning assets	209,833	1,530	2.89	210,716	1,284	2.44	174,872	891	2.02
Cash and due from banks	1,866			2,500			2,285
Allowance for credit losses: loans	(556)			(442)			(451)
Other assets (6)	4,973			5,224			5,984
Total assets	$216,116			$217,998			$182,690
Funding sources:
Interest-bearing liabilities:
Interest bearing checking and savings accounts	$19,625	$100	2.02%	$11,928	$24	0.79%	$4,310	$1	0.14%
Money market deposits	54,668	125	0.91	54,525	45	0.33	46,051	17	0.14
Money market deposits in foreign offices	62	—	0.01	1,163	1	0.26	1,039	—	0.01
Time deposits	4,118	24	2.24	2,722	7	1.10	1,245	1	0.32
Sweep deposits in foreign offices	971	—	0.05	1,050	—	0.03	1,109	—	0.01
Total interest-bearing deposits	79,444	249	1.24	71,388	77	0.43	53,754	19	0.14
Short-term borrowings	7,655	48	2.52	3,607	8	0.85	99	—	0.17
Long-term debt	3,367	26	3.04	3,122	22	2.91	1,936	13	2.66
Total interest-bearing liabilities	90,466	323	1.42	78,117	107	0.55	55,789	32	0.23
Portion of noninterest-bearing funding sources	119,367			132,599			119,083
Total funding sources	209,833	323	0.61	210,716	107	0.20	174,872	32	0.07
Noninterest-bearing funding sources:
Demand deposits	105,954			120,679			109,638
Other liabilities	3,196			2,894			3,279
Preferred stock	3,647			3,646			2,065
SVBFG common stockholders’ equity	12,498			12,286			11,613
Noncontrolling interests	355			376			306
Portion used to fund interest-earning assets	(119,367)			(132,599)			(119,083)
Total liabilities and total equity	$216,116			$217,998			$182,690
Net interest income and margin		$1,207	2.28%		$1,177	2.24%		$859	1.95%
Total deposits	$185,398			$192,067			$163,392
Average SVBFG common stockholders’ equity as a percentage of average assets			5.78%			5.64%			6.36%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(9)			(10)			(7)
Net interest income, as reported		$1,198			$1,167			$852

(1)Includes average interest-earning deposits in other financial institutions of $5.8 billion, $5.1 billion and $5.5 billion; and $9.6 billion, $9.3 billion and $15.9 billion deposited at the Federal Reserve Bank, earning interest at the Federal Funds target rate, for the quarters ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.
(2)Yields on interest-earning investment securities do not give effect to changes in fair value that are reflected in other comprehensive income or loss.
(3)Interest income on non-taxable investment securities is presented on a fully taxable equivalent basis using the federal statutory tax rate of 21.0 percent for all periods presented.
(4)Nonaccrual loans are reflected in the average balances of loans.
(5)Interest income includes loan fees of $49 million, $48 million and $43 million for the quarters ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.
(6)Average investment securities of $0.9 billion, $1.0 billion and $3.0 billion for the quarters ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively, were classified as other assets as they are noninterest-earning assets. These investments consist primarily of non-marketable and other equity securities.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM AVERAGE BALANCES, RATES AND YIELDS
(Unaudited)

	Nine months ended
	September 30, 2022			September 30, 2021
(Dollars in millions, except yield/rate and ratios)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	$15,118	$105	0.93%	$20,357	$12	0.08%
Investment securities: (2)
Available-for-sale securities:
Taxable	28,581	332	1.55	25,280	266	1.40
Held-to-maturity securities:
Taxable	89,512	1,286	1.92	43,439	540	1.67
Non-taxable (3)	6,988	133	2.54	4,634	93	2.69
Total loans, amortized cost (4) (5)	69,158	2,089	4.04	51,843	1,422	3.67
Total interest-earning assets	209,357	3,945	2.52	145,553	2,333	2.15
Cash and due from banks	2,608			1,979
Allowance for credit losses for loans	(477)			(449)
Other assets (6)	5,291			5,869
Total assets	$216,779			$152,952
Funding sources:
Interest-bearing liabilities:
Interest bearing checking and savings accounts	$12,587	$125	1.32%	$3,692	$3	0.12%
Money market deposits	54,783	189	0.46	37,876	36	0.13
Money market deposits in foreign offices	665	1	0.16	900	—	0.03
Time deposits	2,993	33	1.46	847	2	0.33
Sweep deposits in foreign offices	1,018	—	0.03	1,198	—	0.02
Total interest-bearing deposits	72,046	348	0.65	44,513	41	0.12
Short-term borrowings	4,815	57	1.60	50	—	0.16
Long-term debt	3,023	65	2.86	1,571	33	2.79
Total interest-bearing liabilities	79,884	470	0.79	46,134	74	0.21
Portion of noninterest-bearing funding sources	129,473			99,419
Total funding sources	209,357	470	0.30	145,553	74	0.07
Noninterest-bearing funding sources:
Demand deposits	117,329			91,600
Other liabilities	3,072			3,831
Preferred stock	3,647			1,502
SVBFG common stockholders’ equity	12,481			9,639
Noncontrolling interests	366			246
Portion used to fund interest-earning assets	(129,473)			(99,419)
Total liabilities and total equity	$216,779			$152,952
Net interest income and margin		$3,475	2.22%		$2,259	2.08%
Total deposits	$189,375			$136,113
Average SVBFG stockholders’ equity as a percentage of average assets			5.76%			6.30%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(28)			(19)
Net interest income, as reported		$3,447			$2,240

(1)Includes average interest-earning deposits in other financial institutions of $5.4 billion and $4.3 billion for the nine months ended September 30, 2022 and September 30, 2021, respectively. The balance also includes $9.4 billion and $15.8 billion deposited at the Federal Reserve Bank, earning interest at the Federal Funds target rate for the nine months ended September 30, 2022 and September 30, 2021, respectively.
(2)Yields on interest-earning investment securities do not give effect to changes in fair value that are reflected in other comprehensive income or loss.
(3)Interest income on non-taxable investment securities is presented on a fully taxable equivalent basis using the federal statutory tax rate of 21.0 percent for all periods presented.
(4)Nonaccrual loans are reflected in the average balances of loans.
(5)Interest income includes loan fees of $148 million and $169 million for the nine months ended September 30, 2022 and September 30, 2021, respectively.
(6)Average investment securities of $1.3 billion and $3.2 billion for the nine months ended September 30, 2022 and September 30, 2021, respectively, were classified as other assets as they are noninterest-earning assets. These investments consisted primarily of non-marketable and other equity securities.

Reconciliation of Basic and Diluted Weighted Average Common Shares Outstanding

	Three months ended			Nine months ended
(Shares in thousands)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Weighted average common shares outstanding—basic	59,096	58,935	57,723	58,945	54,772
Effect of dilutive securities:
Stock options and employee stock purchase plan	165	192	268	206	278
Restricted stock units	288	327	530	384	567
Total effect of dilutive securities	453	519	798	590	845
Weighted average common shares outstanding—diluted	59,549	59,454	58,521	59,535	55,617
Credit Quality

(Dollars in millions, except ratios)	September 30, 2022	June 30, 2022	September 30, 2021
Nonaccrual, past due and restructured loans:
Nonaccrual loans	$76	$93	$114
Loans past due 90 days or more still accruing interest	6	—	3
Total nonperforming loans	82	93	117
OREO and other foreclosed assets	—	1	1
Total nonperforming assets	$82	$94	$118
Nonaccrual loans as a percentage of total loans	0.11%	0.13%	0.19%
Nonperforming loans as a percentage of total loans	0.11%	0.13%	0.19%
Nonperforming assets as a percentage of total assets	0.04	0.04	0.06
Allowance for credit losses for loans	$557	$545	$398
As a percentage of total loans	0.77%	0.77%	0.65%
As a percentage of total nonperforming loans	679.27	586.02	340.17
Allowance for credit losses for nonaccrual loans	$25	$36	$33
As a percentage of total loans	0.03%	0.05%	0.06%
As a percentage of total nonperforming loans	30.49	38.71	28.21
Allowance for credit losses for total performing loans	$532	$509	$365
As a percentage of total loans	0.74%	0.72%	0.59%
As a percentage of total performing loans	0.74	0.72	0.59
Total loans	$72,129	$70,955	$61,487
Total performing loans	72,047	70,862	61,370
Allowance for credit losses for unfunded credit commitments (1)	265	224	149
As a percentage of total unfunded credit commitments	0.48%	0.44%	0.37%
Total unfunded credit commitments (2)	$55,691	$50,577	$40,259

(1)The “allowance for credit losses for unfunded credit commitments” is included as a component of “other liabilities.”
(2)Includes unfunded loan commitments and letters of credit.

Use of Non-GAAP Financial Measures
To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures (including, but not limited to, non-GAAP core fee income, non-GAAP SVB Securities revenue, non-GAAP core fee income plus non-GAAP SVB Securities revenue, non-GAAP net gains on investment securities, non-GAAP non-marketable and other equity securities, net of investments in qualified affordable housing projects and noncontrolling interests in non-marketable securities and non-GAAP financial ratios) of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement.
We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to noncontrolling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accordance with GAAP. In the financial tables below, we have provided a reconciliation of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure.
Additionally, from time to time, we may make reference to the non-GAAP financial metric of Core EPS in our earnings call and other investor presentations. Non-GAAP Core EPS consists of our net income available to common stockholders less gains or losses on investment securities, equity warrant assets and income and expenses related to SVB Securities, net of tax, divided by our diluted weighted average common shares outstanding. Our management believes this measure to be a useful assessment of our performance as it relates to our core business because it excludes certain financial items where performance is typically subject to market or other conditions beyond our control. A reconciliation of Core EPS to the closest corresponding GAAP measure is not available with respect to future goals due to our inability to provide a quantitative reconciliation to such measure.
In particular, in this press release, we use certain non-GAAP measures that exclude the following from net income and certain other financial line items in certain periods:
•Income and expense attributable to noncontrolling interests — As part of our funds management business, we recognize the entire income or loss from certain funds where we own less than 100 percent. We are required under GAAP to consolidate 100 percent of the results of certain SVB Capital funds. The relevant amounts attributable to investors other than us are reflected under “Net Income Attributable to Noncontrolling Interests.” Our net income available to common stockholders/certain financial line items include only the portion of income or loss related to our ownership interest.
In addition, in this press release, we use certain non-GAAP financial ratios and measures that are not required by GAAP or exclude certain financial items from calculations that are otherwise required under GAAP, including:
•Non-GAAP non-marketable and other equity securities, net of investments in qualified affordable housing projects and noncontrolling interests — This measure represents non-marketable and other equity securities but excludes qualified affordable housing projects and noncontrolling interests. We exclude qualified affordable housing projects as they are not subject to the same market volatility as our other non-marketable and other equity securities. We also exclude noncontrolling interests as we are required to consolidate 100 percent of the results of certain SVB Capital funds with the relevant amounts attributable to investors, other than us, included in "Noncontrolling interests" within our total equity.
•Non-GAAP core fee income plus SVB Securities revenue — This measure represents noninterest income but excludes certain line items where performance is typically subject to market or other conditions beyond our control. We do not provide our outlook for the expected full year results for these excluded items, which include net gains or losses on investment securities, net gains or losses on equity warrant assets and other noninterest income items.
•Non-GAAP core fee income — This measure represents noninterest income but excludes certain line items where performance is typically subject to market or other conditions beyond our control, as well as our non-GAAP SVB

Securities revenue, and represents client investment fees, wealth management and trust fees, foreign exchange fees, credit card fees, deposit service charges, lending related fees and letters of credit and standby letters of credit fees. We do not provide our outlook for the expected full year results for these excluded items, which include net gains or losses on investment securities, net gains or losses on equity warrant assets and other noninterest income items.
•Non-GAAP SVB Securities revenue — This measure represents noninterest income but excludes certain line items where performance is typically subject to market or other conditions beyond our control, as well as our non-GAAP core fee income, and represents investment banking revenue and commissions. We do not provide our outlook for the expected full year results for these excluded items, which include net gains or losses on investment securities, net gains or losses on equity warrant assets and other noninterest income items.
•Tangible common equity, or tangible book value, to tangible assets ratio; tangible common equity to risk-weighted assets ratio — These ratios are not required by GAAP or applicable bank regulatory requirements and are used by management to evaluate the adequacy of our capital levels. Risk-based capital guidelines require a minimum level of capital as a percentage of risk-weighted assets. Risk-weighted assets are calculated by assigning assets and off-balance sheet items to broad risk categories. Our ratios are calculated by dividing total SVBFG stockholders’ equity, by total assets or total risk-weighted assets, as applicable, after reducing amounts by acquired intangibles, if any.

	Three months ended					Nine months ended
Non-GAAP core fee income plus SVB Securities revenue, non-GAAP SVB Securities revenue and non-GAAP core fee income (Dollars in millions)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
GAAP noninterest income	$359	$362	$517	$561	$672	$1,238	$2,177
Less: gains on investment securities, net	(127)	(157)	85	100	189	(199)	661
Less: net gains on equity warrant assets	40	17	63	69	147	120	491
Less: other noninterest income	31	67	21	31	25	119	97
Non-GAAP core fee income plus SVB Securities revenue	415	435	348	361	311	$1,198	$928
Investment banking revenue	75	125	93	124	90	293	335
Commissions	24	24	25	21	17	73	58
Less: non-GAAP SVB Securities revenue	99	149	118	145	107	$366	$393
Non-GAAP core fee income	$316	$286	$230	$216	$204	$832	$535

	Three months ended					Nine months ended
Non-GAAP net gains on investment securities, net of noncontrolling interests (Dollars in millions)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
GAAP net gains on investment securities	$(127)	$(157)	$85	$100	$189	$(199)	$661
Less: income/(loss) attributable to noncontrolling interests, including carried interest allocation	(51)	(20)	18	14	88	(53)	226
Non-GAAP net gains on investment securities, net of noncontrolling interests	$(76)	$(137)	$67	$86	$101	$(146)	$435

	Period-end balances at
SVB Financial Group tangible common equity, tangible assets and risk-weighted assets (Dollars in millions, except ratios)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
GAAP SVBFG stockholders’ equity	$15,509	$15,918	$15,980	$16,236	$14,300
Less: preferred stock	3,646	3,646	3,646	3,646	2,064
Less: intangible assets	517	523	529	535	500
Plus: net deferred taxes on intangible assets	34	24	26	26	25
Tangible common equity	$11,380	$11,773	$11,831	$12,081	$11,761
GAAP total assets	$212,867	$214,389	$220,355	$211,308	$190,996
Less: intangible assets	517	523	529	535	500
Plus: net deferred taxes on intangible assets	34	24	26	26	25
Tangible assets	$212,384	$213,890	$219,852	$210,799	$190,521
Risk-weighted assets	$111,132	$108,599	$104,678	$100,812	$92,511
Tangible common equity to tangible assets	5.36%	5.50%	5.38%	5.73%	6.17%
Tangible common equity to risk-weighted assets	10.24	10.84	11.30	11.98	12.71

	Period-end balances at
Silicon Valley Bank tangible common equity, tangible assets and risk-weighted assets (Dollars in millions, except ratios)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Tangible common equity	$14,867	$15,117	$14,299	$14,795	$13,404
Tangible assets	$209,981	$211,545	$217,530	$208,406	$188,329
Risk-weighted assets	$109,156	$106,258	$101,600	$98,214	$89,477
Tangible common equity to tangible assets	7.08%	7.15%	6.57%	7.09%	7.12%
Tangible common equity to risk-weighted assets	13.62	14.23	14.07	15.06	14.98